UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2017

SiteOne Landscape Supply, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37760	46-4056061
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Colonial Parkway, Suite 600 Roswell, Georgia	30076
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(470) 277-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

SiteOne Landscape Supply, Inc. (the “Company”) announced today that certain of its subsidiaries have entered into (i) the Third Amendment to Amended and Restated Credit Agreement, dated as of December 12, 2017 (the “Third Amendment”), by and among SiteOne Landscape Supply Holding, LLC (“Holding”) and SiteOne Landscape Supply, LLC, as borrowers (collectively, the “Borrowers”), UBS AG, Stamford Branch, as administrative agent and collateral agent, the several banks and other financial institutions party thereto and certain other parties party thereto from time to time and (ii) the Increase Supplement, dated as of December 12, 2017 (together with the Third Amendment, the “Term Loan Facility Amendments”), by and among Holding and UBS AG, Stamford Branch, each of which amend the Amended and Restated Credit Agreement, dated as of April 29, 2016 (as amended prior to the Term Loan Facility Amendments, the “Term Loan Facility”), by and among the Borrowers, UBS AG, Stamford Branch, as administrative agent and collateral agent, the several banks and other financial institutions party thereto and certain other parties party thereto from time to time, in order to, among other things, (i) add an additional credit facility under the Term Loan Facility consisting of additional term loans (the “Tranche D Term Loans”) in an aggregate principal amount of $297,996,260.95 and (ii) increase the aggregate principal amount of Tranche D Term Loans under the Term Loan Facility to $349,996,260.95. Proceeds of the Tranche D Term Loans were used to, among other things, (i) repay in full the term loans outstanding under the Term Loan Facility immediately prior to effectiveness of the Term Loan Facility Amendments (the “Existing Term Loans”) and (ii) repay approximately $50,000,000 of borrowings outstanding under the Senior ABL Facility (as defined in the Term Loan Facility).

The Existing Term Loans bore interest, at Holding’s option, at either (i) an adjusted LIBOR rate plus an applicable margin ranging from 3.25% to 3.50% or (ii) an alternative base rate plus an applicable margin ranging from 2.25% to 2.50%. The Tranche D Term Loans bear interest, at Holding’s option, at either (i) an adjusted LIBOR rate plus an applicable margin equal to 2.75% or (ii) an alternative base rate plus an applicable margin equal to 1.75%. Voluntary prepayments of the Tranche D Term Loans are permitted at any time, in minimum principal amounts, without premium or penalty, subject to a 1.00% premium payable in connection with certain repricing transactions within the first six months after the date of the initial funding of the Tranche D Term Loans. Like the Existing Term Loans, the Tranche D Term Loans will mature on April 29, 2022. The other terms of the Tranche D Term Loans are generally the same as the terms applicable to the Existing Term Loans.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 concerning the Company’s direct financial obligations under the Term Loan Facility Amendments is hereby incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Third Amendment to Amended and Restated Credit Agreement, dated as of December 12, 2017, by and among SiteOne Landscape Supply Holding, LLC (f/k/a JDA Holding LLC), SiteOne Landscape Supply, LLC (f/k/a John Deere Landscapes LLC), UBS AG, Stamford Branch, as administrative agent and collateral agent, and the several banks and other financial institutions party thereto.

10.2	Increase Supplement, dated as of December 12, 2017, by and among SiteOne Landscape Supply Holding, LLC (f/k/a JDA Holding LLC) and UBS AG, Stamford Branch, as increasing lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SITEONE LANDSCAPE SUPPLY, INC.

By:	/s/ Briley Brisendine
	Name:	Briley Brisendine
	Title:	Executive Vice President, General Counsel and Secretary

Date: December 12, 2017